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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 August 29, 2002

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       MARYLAND                       1-13232                    84-1259577
-----------------------------       -----------              ------------------
(State or other jurisdiction        (Commission               (I.R.S. Employer
   of incorporation or              File Number)             Identification No.)
      organization)


                    2000 SOUTH COLORADO BOULEVARD, TOWER TWO
                       SUITE 2-1000, DENVER, CO 80222-7900
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code                (303) 757-8101


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         On August 29, 2002, Apartment Investment and Management Company ("Aimco") announced that it acquired from Thomas J. Flatley 100% ownership of eleven conventional garden and mid-rise apartment properties located primarily in the greater Boston area. The eleven properties include 4,323 apartment units on 553 acres. The total cost of the acquisition includes $500 million for the properties and $2.5 million in transaction costs. In addition, Aimco expects to spend $6.2 million for initial capital expenditures to address identified property needs. Aimco may also spend as much as an additional $28 million in initial capital expenditures to complete a kitchen and bath program that was initiated by the prior owner. Aimco funded the all cash purchase price using $309 million of 20-year, fully amortizing mortgage debt at interest rates averaging 5.69% plus borrowing under Aimco's credit facility. The press release of Aimco, attached hereto as Exhibit 99.1, relating to the consummation of the acquisition, is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         The following exhibits are filed with this report:

         99.1 Press Release of Apartment Investment and Management Company, dated August 29, 2002


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated: September 4, 2002

                                              APARTMENT INVESTMENT
                                              AND MANAGEMENT COMPANY

                                              By: /s/ Paul J. McAuliffe
                                                 -------------------------------
                                              Paul J. McAuliffe
                                              Executive Vice President and Chief
                                              Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------
99.1              Press Release of Apartment Investment and Management Company,
                  dated August 29, 2002